UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/25/2010

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 25, 2010, the Board of Directors of DayStar Technologies, Inc. (the "Company"), acting pursuant to Article XIII, Section 45 of the Company's Amended and Restated Bylaws (the "Bylaws") adopted an amendment to the Company's Bylaws. The amendment to the Bylaws reduces the quorum required to conduct business to one-third of the outstanding shares of stock entitled to vote, except where otherwise required statute, the Company's Certificate of Incorporation or the Bylaws. Previously, the Bylaws had required a majority of the shares of stock entitled to vote in order to establish a quorum, except where otherwise required by statute, the Certificate of Incorporation or the Bylaws. This amendment became effective when adopted. A copy of the full text of the Amendment is included as Exhibit 3.1(ii) hereto.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

        Exhibit No.        Description

        3.1(ii)                Text of Amendment of Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: January 29, 2010	By:	/s/ Patrick J Forkin III
Patrick J Forkin III
Sr. VP - Corporate Development & Strategy

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1(ii)	Text of Amendment of Bylaws